EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Form SB-2/A - Amendment No 1 to Registration Statement under the Securities Act of 1933 of Fushi International Inc. (formerly Parallel Technologies, Inc.) (a Nevada corporation) (File No. 333-131052) of our independent auditor's report dated February 7, 2005 relating to the balance sheets, statements of operations and comprehensive loss, statement of changes in shareholders' equity and statements of cash flows of Parallel Technologies, Inc. as of December 31, 2004 and 2003 and for each of the years ended December 31, 2004 and 2003, respectively, accompanying the financial statements contained in such Amendment No 1 to Registration Statement on Form SB-2/A under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                       /s/ S. W. Hatfield, CPA
                                                       -------------------------
                                                         S. W. HATFIELD, CPA

Dallas, Texas
April 24, 2006